Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ZK International Group Co., Ltd.:

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 31, 2023, relating to the consolidated financial statements which are incorporated in ZK International Group Co., Ltd.’s Annual Report on Form 20-F for the year ended September 30, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

January 31, 2023

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us